UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2017

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2017, Sorrento Therapeutics, Inc. (“Sorrento”) entered into a Contribution Agreement (the “Contribution Agreement”) with TNK Therapeutics, Inc., a majority-owned subsidiary of Sorrento (“TNK”), and Celularity, Inc. (“Celularity”), pursuant to which, among other things, Sorrento and TNK agreed to contribute certain intellectual property rights related to their proprietary chimeric antigen receptor (“CAR”) constructs and related CARs to Celularity in exchange for shares of Celularity’s Series A Preferred Stock equal to 25% of Celularity’s outstanding shares of capital stock, calculated on a fully-diluted basis (the “Celularity Shares”). The contribution will be made pursuant to a License and Transfer Agreement to be entered into by and among Sorrento, TNK and Celularity (the “License Agreement”).

The obligations of TNK and Sorrento to consummate the transactions contemplated by the Contribution Agreement are subject to, among other things, Celularity raising minimum financing through the sale of equity in one or more capital raising transactions, the closing of Celularity’s acquisition of certain third party assets and customary other closing conditions. The obligations of Celularity to consummate the transactions contemplated by the Contribution Agreement are subject to, among other things, customary closing conditions.

TNK or Celularity may terminate the Contribution Agreement (i) upon mutual written consent, (ii) upon the failure to satisfy certain closing conditions pursuant to the Contribution Agreement, (iii) upon a material breach of the Contribution Agreement by the other party that is uncured for 30 calendar days from written notice, or (iv) upon a final, non-appealable order, decree or ruling from a governmental entity enjoining or otherwise prohibiting the transactions contemplated under the Contribution Agreement.

The Contribution Agreement contains customary representations, warranties and covenants of Sorrento, TNK and Celularity. Subject to certain customary limitations, Celularity has agreed to indemnify TNK, its affiliates, stockholders, officers, directors, managers, employees, agents, partners, representatives, successors and assigns against certain losses related to, among other things, breaches of Celularity’s representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Contribution Agreement, not to exceed $5 million or $10 million, as applicable, in the aggregate. Subject to certain customary limitations, TNK has agreed to indemnify Celularity, its affiliates, stockholders, officers, directors, managers, employees, agents, partners, representatives, successors and assigns against certain losses related to, among other things, breaches of TNK’s representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Contribution Agreement, not to exceed $5 million or $10 million, as applicable, in the aggregate.

Pursuant to the License Agreement, (i) TNK and Sorrento will provide to Celularity (1) their CAR constructs and related CARs for use worldwide in combination with placenta-derived cells and/or cord blood-derived cells for the treatment of any disease or disorder except that anti-CD38 CAR constructs and related CARs may also be used in adult cells for the treatment of multiple myeloma unless TNK exercises its termination rights, and (2) their know-how to the foregoing, (ii) TNK and Sorrento will grant to Celularity a limited, perpetual, transferable and sublicensable license and covenant not to sue with respect to certain of their patents and other intellectual property rights, which license is exclusive for a subset of such patents, and (iii) Celularity will pay to TNK 50% of the first $200 million and 20% thereafter of any upfront and milestone payments that Celularity receives in connection with any sublicense of a combination of anti-CD38 CAR constructs and either placenta-driven cells and/or cord blood–derived cells or adult cells.

The License Agreement may be terminated (i) by either TNK or Celularity upon a material breach of the License Agreement by the other party that is uncured for 90 days after written notice, (ii) by TNK, with respect to anti-CD38 CAR constructs and related CARs for use in combination with adult cells, if Celularity fails to execute a bona fide strategic development and commercialization agreement with an unaffiliated party by April 15, 2018 with respect to the anti-CD38 CAR constructs and related CARs for use in combination with adult cells, or (iii) by Celularity, following the one-year anniversary of the License Agreement, upon six month’s written notice to TNK.

The foregoing summaries of the Contribution Agreement and the License Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Contribution Agreement and the License Agreement. A copy of the Contribution Agreement will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017 (the “Form 10-Q”). Depending on the timing of execution of the License Agreement, a copy of the License Agreement will be filed with the SEC as an exhibit to the Form 10-Q or pursuant to a Current Report Form 8-K or subsequent Quarterly Report on Form 10-Q filed after the License Agreement is executed (the “Other Report”). Certain terms of the Contribution Agreement and the License Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the versions of the Contribution Agreement and the License Agreement to be filed as exhibits to the Form 10-Q or Other Report, as applicable, pursuant to a Confidential Treatment Request that the Company plans to submit to the SEC at the time of the filing of the Form 10-Q or Other Report, as applicable.

The representations, warranties and covenants contained in the Contribution Agreement and to be contained in the License Agreement were and will be made, as applicable, only for purposes of such agreement and as of specific dates, were and will be solely for the benefit of the parties to the Contribution Agreement and the License Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, each of the Contribution Agreement and the License Agreement will be incorporated herein by reference only to provide investors with information regarding the terms of the Contribution Agreement and the License Agreement, and not to provide investors with any other factual information regarding Sorrento, TNK or its or their businesses, and should be read in conjunction with the disclosures in Sorrento’s periodic reports and other filings with the SEC.

Item 8.01.	Other Events.

On June 13, 2017, Sorrento issued the press release attached hereto as Exhibit 99.1 announcing the entry into the Contribution Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated June 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: June 12, 2017	By:	/s/ Henry Ji, Ph.D.
		Name:	Henry Ji, Ph.D.
		Title:	President and Chief Executive Officer